UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2007

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission	75-2880496
(State or other jurisdiction of incorporation or organization)	File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and zip code)

(214) 390-1831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, Heelys, Inc. (the “Company”) received a resignation letter from James Kindley in which he resigned his position as a member of the board of directors of the Company (the “Board”) effective immediately.  A copy of the resignation letter is attached as Exhibit 99.1 and is incorporated herein by reference.

Mr. Kindley was a member of the Company’s Audit Committee and Compensation Committee.

Mr. Kindley resigned his position as a member of the Board due to his disagreement with a resolution passed by a majority of the Board at its November 2007 meeting relating to Michael G. Staffaroni’s, the Company’s President and Chief Executive Officer, handling of certain operational matters.

The information contained in this report and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Resignation Letter of James Kindley, dated December 17, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: December 21, 2007	By:	/s/ Michael G. Staffaroni
Michael G. Staffaroni
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation Letter of James Kindley, dated December 17, 2007.